Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BANNER CORPORATION

(Name of registrant as specified in its charter)

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BANNER CORPORATION
10 S. FIRST AVENUE
WALLA WALLA, WASHINGTON 99362

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 29, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Banner Corporation (“Banner”), dated March 23, 2020, furnished to shareholders of Banner in connection with the solicitation of proxies by Banner’s Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 29, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 9, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2020

To the Shareholders of Banner Corporation:
As a result of the ongoing public health impact of the coronavirus (COVID-19) pandemic, and to support the health and well-being of our shareholders, employees, directors and community, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Banner Corporation (“Banner”) has been changed.  Banner’s Board of Directors has voted to hold the Annual Meeting in a virtual meeting format. As previously announced, the Annual Meeting will be held on Wednesday, April 29, 2020, at 10:00 a.m., Pacific Time.  However, shareholders will not be able to attend the Annual Meeting in person. Rather, shareholders can participate in the meeting only via remote communication as described in this notice.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on March 2, 2020 (the “Record Date”). Whether or not you plan to participate in the Annual Meeting, your vote is important and we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and should be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.
Shareholders who vote by proxy do not need to participate in the Annual Meeting. However, any shareholder who wishes to participate in the Annual Meeting via remote communication should follow the instructions below to access the virtual meeting at www.meetingcenter.io/244593408 (meeting password: BANR2020):
Registered Shareholders: If your shares are registered directly in your name with Computershare Inc., our stock transfer agent, you are considered the shareholder of record with respect to those shares. Shareholders of record may participate in the meeting as a “Shareholder” or as a “Guest.” If you participate as a “Shareholder,” you will be able to participate in the meeting as if attending in person, including the ability to vote your shares and ask questions of management during the meeting. Voting instructions will be provided on the meeting website during the meeting. To join as a “Shareholder” you will need the control number provided on your proxy card.
Beneficial Owners of Shares Held in Street Name: If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to fully participate in the Annual Meeting. You may participate as a “Guest” without having a unique control number, but you will not have the option to vote your shares or ask questions at the virtual meeting. To fully participate in the meeting as a “Shareholder,” you must obtain a unique control number by registering in advance with Computershare and submitting proof of your proxy power (legal proxy) reflecting your Banner holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 24, 2020. (Late submissions will be processed to the extent feasible, but registration cannot be guaranteed in time for your participation in the meeting.) Requests for registration should be submitted as follows:

By email:  Forward the proxy-granting email from your broker, or email an image of your legal proxy, to legalproxy@computershare.com. The subject line of your email should include “Legal Proxy.”
By mail:
Computershare
Banner Corporation Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

You will receive an email from Computershare confirming your registration and providing you with your unique control number needed to participate in the virtual Annual Meeting as a “Shareholder.”

By Order of the Board of Directors,
Craig Miller
Secretary
April 9, 2020

For further information regarding the matters to be acted upon at the Annual Meeting, we urge you to carefully read the Proxy Statement in its entirety. The Proxy Statement and our Annual Report are available at www.bannerbank.com/proxymaterials